EXHIBIT 23.1 - Consent of Malone & Bailey, PLLC.

           CONSENT OF MALONE & BAILEY, PLLC, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to JVWeb, Inc. 1998 Consultant Compensation Plan of our report dated December 3, 1997 appearing in Form SB-2 of JVWeb, Inc. as of November 10, 1997, and for the period from October 28, 1997 (date of inception) through November 10, 1997.


MALONE  & BAILEY, PLLC
Houston, Texas

June 3, 1998